EXHIBIT B
                                   ---------


                             SONOMAWEST HOLDINGS INC


                                     FORM OF
                          NOTICE OF STOCK OPTION GRANT



Craig Stapleton
281 Lake Avenue
Greenwich, CT 06530

You have been granted an option to purchase Common Stock of SonomaWest Holdings, Inc., a California corporation (the "Company") as follows:

         Grant Number                            179

         Date of Grant                           April 24, 2000

         Option Price Per Share                  $5.00

         Total Number of Shares Granted          5000

         Total Price of Shares Granted           $25,000

         Type of Option                          [X]  Non-Qualified Stock Option

                                                 [ ]  Incentive Stock Option

         Term/Expiration Date                    Ten years from Date of Grant


Exercise Schedule:
-----------------

This Option may be exercised in whole or in part, in accordance with the following vesting schedule:


  Vesting Schedule:
  ----------------

           Date of Vesting          Number of Shares             Total Vested
           ---------------          ----------------             ------------

           April 24, 2000              5000                          5000



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Termination Period:
------------------

This Option may be exercised for three months after membership on the Company's Board of Directors terminates except as set out in Sections 6, 7 and 8 of the Stock Option Agreement (but in no event later than the Expiration Date).


By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the SonornaWest Holdings, Inc. 1996 Stock Option Plan and the Stock Option Agreement, all of which are attached and made a part of this document.


OPTIONEE:                                 SonomaWest Holdings, Inc.




                                          By:
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Signature
                                          Title:
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